SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Solar Senior Capital Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously Paid:
	(2)	Form, schedule or registration statement No.:
	(3)	Filing party:
	(4)	Date filed:

**** THE ANNUAL MEETING IS JUST DAYS AWAY ****

Dear Fellow Stockholder:

Our October 11, 2018 Annual Meeting of Stockholders is just days away with little time left for you to vote your shares. Accordingly, we request that you submit your vote TODAY!

In addition to using regular mail, you have the ability to vote by telephone or over the Internet, whichever is most convenient for you. Instructions on how to vote by telephone or over the Internet are enclosed in this package.

Together, you and your fellow stockholders can save Solar Senior Capital Ltd. further expense if you ensure your votes are submitted. Your shares cannot be represented at the Annual Meeting with respect to any matters to be voted upon unless you either sign and return the enclosed voting form, or vote by telephone or over the Internet.

Please note that if you sign and return the enclosed form without indicating a choice, your shares will be voted “FOR” the election of each of the named nominees for director, “FOR” the proposal to authorize the sale of shares of common stock at below net asset value per share and “FOR” the proposal to reduce the required asset coverage ratio.

**** PLEASE VOTE TODAY ****

Thank you for your investment in Solar Senior Capital Ltd. and for voting your shares. If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-267-0201.

Sincerely yours,

Michael S. Gross

Chairman, Chief Executive Officer and President